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SMC CORPORATION                                                       EXHIBIT 11
STATEMENT OF CALCULATION OF AVERAGE
COMMON SHARES OUTSTANDING

                                                                          Three Months         Six Months
                                                                              Ended              Ended
                                                                          June 30, 1997      June 30, 1997
                                                                          -------------      -------------
Primary Earnings Per Share:
         Weighted average number of shares                                    6,563,064          6,563,064
         Stock option plan shares to be issued at
         prices ranging from $7.25 to $11.50 per share                          890,000            890,000
         Warrant issues at a price of $9.30 per share                           125,000            125,000
         Less:  Assumed purchase of shares by the Company
                at the average market price during the period
                using the proceeds received upon the assumed
                exercise of the outstanding options and warrants.            (1,014,745)        (1,014,391)
                                                                             ----------         ----------
                Total Primary Shares                                          6,563,319          6,563,673
                                                                             ==========         ==========


Fully Diluted Earnings Per Share:
         Weighted average number of shares                                    6,563,064          6,563,064
         Stock option plan shares to be issued at prices
         ranging from $7.25 to $11.50 per share                                 890,000            890,000
         Warrant issues at a price of $9.30 per share                           125,000            125,000
         Less:    Assumed purchase of shares by the Company at
                  the higher of ending or average market price
                  during the period using the proceeds received
                  upon the assumed exercise of the outstanding
                  options and warrants                                       (1,014,745)        (1,000,793)
                                                                             ----------         ----------
                  Total Diluted Shares (1)                                    6,563,319          6,577,271
                                                                             ==========         ==========

(1) Fully diluted EPS was not presented as its effect was less than 3% of primary earnings per share.
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